Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	ABU DHABI AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG	HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

September 25, 2014

Seventy Seven Energy Inc.

777 N.W. 63rd Street

Oklahoma City, Oklahoma 73116

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) of Seventy Seven Energy Inc., an Oklahoma corporation (the “Company”), Seventy Seven Operating LLC, an Oklahoma limited liability company (“Operating”), Nomac Drilling, L.L.C., an Oklahoma limited liability company (“Nomac”), Performance Technologies, L.L.C., an Oklahoma limited liability company (“Performance”), PTL Prop Solutions, L.L.C., an Oklahoma limited liability company (“PTL”), Mid-States Oilfield Supply LLC, an Oklahoma limited liability company (“Mid-States”), Great Plains Oilfield Rental, L.L.C., an Oklahoma limited liability company (“Great Plains”), Oilfield Trucking Solutions, L.L.C., an Oklahoma limited liability company (“Oilfield Trucking”), Hodges Trucking Company, L.L.C., an Oklahoma limited liability company (“Hodges Trucking”), Keystone Rock & Excavation, L.L.C., an Oklahoma limited liability company (“Keystone”), Seventy Seven Land Company LLC, an Oklahoma limited liability company (“Seventy Seven Land”), Seventy Seven Finance Inc., a Delaware corporation (“Seventy Seven Finance”), and Western Wisconsin Sand Company, LLC, a Wisconsin limited liability company (“Western Wisconsin” and, together with Operating, Nomac, Performance, PTL, Mid-States, Great Plains, Oilfield Trucking, Hodges Trucking, Keystone, Seventy Seven Land and Seventy Seven Finance, the “Subsidiary Guarantors”), to be filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with the securities are being passed upon for the Company by us. Such securities include: (i) unsecured debt securities of the Company and Operating (“Debt Securities”), (ii) guarantees of the Debt Securities (the “Guarantees”) by the Subsidiary Guarantors and the Company, (iii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), (iv) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) and (v) warrants to purchase other securities of the Company (“Warrants,” and, together with the Debt Securities, the Guarantees, the Preferred Stock and the Common Stock, the “Securities”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined (i) the Certificate of Incorporation of the Company, as amended to date, and the Bylaws of the Company, as amended to date (collectively, the “Charter Documents”), (ii) the Certificate of Incorporation and the Bylaws of Seventy Seven Finance and the Articles of Organization and

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Operating Agreement of each of Operating, Nomac, Performance, PTL, Mid-States, Great Plains, Oilfield Trucking, Hodges Trucking, Keystone, Seventy Seven Land and Western Wisconsin, each as amended to date, (iii) the Form of Senior Indenture, in the form filed as an exhibit to the Registration Statement (the “Senior Indenture”), (iv) the Form of Subordinated Indenture, in the form filed as an exhibit to the Registration Statement (the “Subordinated Indenture”), (v) the originals, or copies certified or otherwise identified, of corporate records of the Company and the Subsidiary Guarantors and (vi) certificates of public officials and of representatives of the Company and the Subsidiary Guarantors, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

In giving such opinions, we have relied, without independent investigation, upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

In connection with this opinion, we also have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective under the Act; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) the Board of Directors of the Company or, to the extent permitted by the Oklahoma General Corporation Act and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities being offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Purchase Agreement”); (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (vii) all Securities, and any certificates in respect thereof, will be delivered either (A) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (B) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, if any; (viii) in the case of shares of Common Stock or Preferred Stock to be issued by the Company, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each

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case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the purchase price or consideration, as the case may be, as approved by the Board with respect to such issuance, in the case of shares of Preferred Stock; (ix) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to approve and establish the terms of such series, to approve the issuance thereof and the terms of the offering and related matters, including the adoption of a resolution specifying the designations, limitations and relative rights of such series (a “Resolution”), and the necessary documents have been filed with the Secretary of State of the State of Oklahoma; (x) in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such Warrants and warrant agreement will be governed by the laws of the State of New York; such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein; and (xi) in the case of a series of senior Debt Securities or subordinated Debt Securities:

•    an indenture substantially in the form of the Senior Indenture or the Subordinated Indenture, as the case may be, will have been duly executed and delivered by the Company and the Subsidiary Guarantors, as applicable, and the trustee thereunder;

•    the Company and Operating, as applicable, will have taken all necessary corporate action to designate and establish the terms of such Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable;

•    the Company and each Subsidiary Guarantor, as applicable, will have taken all necessary action (corporate or other organizational) to authorize and establish the terms of the Guarantee included in such senior Debt Securities or subordinated Debt Securities, and to authorize the terms of the offering and sale of such Guarantee and related matters;

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•    the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

•    forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Debt Securities and any Guarantees included in the Securities, when issued, will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, except as the enforceability thereof is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing.

2. The Warrants included in the Securities, when issued, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law. We have relied, with permission, as to matters of Oklahoma law on the opinion of McAfee & Taft A Professional Corporation, that is filed as Exhibit 5.2 to the Registration Statement. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

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